Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005


                                                                       EXHIBIT 5

                                  July 31, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                           Re:      The Hain Food Group, Inc.
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to The Hain Food Group, Inc. (the "Company") in connection with the preparation of the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") in connection with the sale by certain selling stockholders listed therein (the "Selling Stockholders") of up to 3,277,901 shares of common stock of the Company, par value $.01 per share (the "Common Stock") of which 2,127,901 shares are issued and outstanding (the "Issued Shares") and 1,150,000 shares are reserved for issuance upon the exercise of warrants (the "Warrant Shares").

          In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

          Based on the foregoing, and subject to the effectiveness of the Registration Statement under the Securities Act, we advise you that in our opinion, the Issued Shares are, and, upon exercise of warrants, the Warrant Shares will be, legally issued, fully paid and nonassessable.

          We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

          We hereby consent to the use of our firm's name under the caption "Legal Matters" and to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                       Very truly yours,

                                       /s/ Cahill Gordon & Reindel